SUBSIDIARIES OF THE REGISTRANT



                              Subsidiary or      Percent of       State of
     Parent                   Organization        Ownership     Incorporation
-------------------------    ----------------    ------------   --------------

First Robinson Financial     First Robinson         100%          Federal
    Corporation              Savings Bank, N.A

First Robinson Savings       First Robinson         100%          Illinois
    Bank, N.A                Service Corporation





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